EXHIBIT 32

SECTION 1350 CERTIFICATION

The undersigned hereby certifies in her capacity as an officer of Sound Financial, Inc. (the “Registrant”) that the Quarter Report of the Registrant on Form 10-Q for the period ended March 31, 2018 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	May14, 2018	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer and Interim CFO
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)